UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

ViaSat, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on current expectations, estimates, forecasts and projections about the industries in which ViaSat, Inc. (“ViaSat”) operates and the beliefs and assumptions of ViaSat’s management. ViaSat uses words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would” and variations of such words and similar expressions to identify forward-looking statements. These forward-looking statements include, among others, statements that refer to: estimates, expectations and beliefs regarding ViaSat’s broadband service offerings and associated business plan (including roll-out plans), ViaSat’s future results of operations and financial condition, and the private placement of the Notes (as defined below). Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: the ability of ViaSat to successfully implement its business plan for its broadband satellite services on its new high-capacity Ka-band spot-beam satellite on its anticipated timeline or at all; continued turmoil in global financial markets and economies; ViaSat’s ability to successfully develop, introduce and sell new technologies, products and services; increased competition and other factors affecting the communications industry generally; the effect of adverse regulatory changes on ViaSat’s ability to sell products and services; ViaSat’s level of indebtedness and ability to comply with applicable debt covenants; ViaSat’s involvement in litigation, including intellectual property claims and litigation to protect its proprietary technology; and ViaSat’s dependence on a limited number of key employees. In addition, please refer to the risk factors contained in ViaSat’s Securities and Exchange Commission (“SEC”) filings available at www.sec.gov, including ViaSat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Actual results may differ materially and adversely from those expressed in any forward-looking statements. ViaSat undertakes no obligation to revise or update any forward-looking statements for any reason.

Item 1.01	Entry into a Material Definitive Agreement.

On February 21, 2012, ViaSat entered into the Ninth Amendment to Fourth Amended and Restated Revolving Loan Agreement dated as of February 21, 2012 (the “Ninth Amendment”), which amends its Fourth Amended and Restated Revolving Loan Agreement dated as of July 1, 2009 with Bank of America, N.A., Union Bank, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Compass Bank, Credit Suisse AG, Cayman Islands Branch, Bank of the West, and other lenders party thereto (the “Credit Agreement”). The Ninth Amendment amends and restates the definition of “Permitted Additional Senior Indebtedness” to permit the incurrence of up to $600 million in aggregate principal amount of secured or unsecured senior notes, which includes ViaSat’s existing $275 million in aggregate principal amount of 8.875% senior notes due 2016.

Certain of the lenders under the Credit Agreement, and their respective affiliates, have performed, and may in the future perform, for ViaSat and its affiliates various commercial banking, investment banking, financial advisory or other services, for which they have received and/or may in the future receive customary compensation and expense reimbursement.

The description of the Ninth Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Ninth Amendment, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 22, 2012, ViaSat issued a press release pursuant to Rule 135c under the Securities Act regarding the proposed issuance of $275.0 million in aggregate principal amount of senior unsecured notes due 2020 (the “Notes”) through a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act. In connection with the offering of the Notes, ViaSat disclosed certain information to prospective investors, including the information set forth below.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities, and no offer, solicitation or sale will be made in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful.

Subscriber Orders and Network Availability

On February 22, 2012, ViaSat announced the following results related to its consumer broadband business in the United States:

•	Achieved average orders of over 800 per day for the seven calendar day period ended February 20, 2012 (with a weekend average of approximately 300 per day);

•	Achieved over 1,000 orders for two of these seven days;

•	Orders were dominated by the ViaSat-1 based Exede12 service;

•	Successfully brought into full operation 16 of the ViaSat-1 gateways and 59 associated user beams; and

•	Only one gateway and four associated user beams remained to be brought into full operational use, which is expected to be completed in the next 10 calendar days.

The subscriber orders presented above are not necessarily indicative of the results to be expected for any future period, and the results for any interim period are not necessarily indicative of the results that may be expected for a full month, quarter or year. In addition, although subscriber orders are indicative of demand such orders may not reflect actual subscriber additions as a certain percentage of customers cancel orders prior to installation and commencement of service.

Risk Factors

Our satellite broadband services business strategy may not succeed in the long term

A major element of our satellite broadband services business strategy is to utilize ViaSat-1 and any additional satellites we may construct or acquire to greatly expand our provision of retail and wholesale satellite broadband internet services in the United States. We successfully launched our ViaSat-1 satellite in October 2011 and commenced our Exede broadband service offerings on the satellite in January 2012. We may be unsuccessful in implementing our business plan for our satellite broadband services business, or we may not be able to achieve the revenue that we expect from our satellite broadband services business. These risks may increase if we construct or acquire additional satellites. A failure to attract a sufficient number of distributors or customers for our Exede service, or a failure to grow our customer base as quickly as we anticipate, would result in lower revenues and earnings than anticipated and may have a material adverse effect on our operations and revenues in our satellite services segment.

Since the fourth quarter of fiscal year 2011, we have incurred significant operating costs in connection with the commencement of our new ViaSat-1 service offerings, including costs associated with our new data center and billing system and connectivity costs for the ViaSat-1 gateways, which have negatively impacted income from operations and adjusted EBITDA. With ViaSat-1 now in service, we expect operating income to decline substantially over the next few quarters as depreciation from our ViaSat-1 satellite and related gateway and networking equipment and increased sales and marketing costs will outpace incremental revenue from customers in our satellite services segment. We expect this trend to reverse once our customer base for our broadband satellite services substantially increases, but there can be no assurance that this will occur. In addition, we expect interest expense to increase as we will no longer capitalize the interest expense relating to the debt incurred to build ViaSat-1 and the related gateway and networking equipment now that ViaSat-1 is in service. Further, we expect our capital expenditures to increase significantly in the next fiscal year as a result of increased subscriber acquisition costs as our customer base expands. If our business strategy for our satellite services segment does not succeed, we may be unable to recover our significant investments in the ViaSat-1 satellite and related gateways and other capitalized assets, which could have a material adverse impact on our business, financial condition or results of operations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Ninth Amendment to Fourth Amended and Restated Revolving Loan Agreement, dated as of February 21, 2012, by and among ViaSat, Inc., Bank of America, N.A., Union Bank, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Compass Bank, Credit Suisse AG, Cayman Islands Branch, Bank of the West, and other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.

Date: February 22, 2012	By:	/s/ Paul G. Castor
	Name:	Paul G. Castor
	Title:	Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Ninth Amendment to Fourth Amended and Restated Revolving Loan Agreement, dated as of February 21, 2012, by and among ViaSat, Inc., Bank of America, N.A., Union Bank, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Compass Bank, Credit Suisse AG, Cayman Islands Branch, Bank of the West, and other lenders party thereto.